Exhibit 10.18
TRANSFER OF THIS WARRANT DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) (RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION
WARRANT CERTIFICATE
TO PURCHASE SHARES OF COMMON STOCK OF
TOPSPIN MEDICAL, INC.

No. 1	22,800,000 Shares of Common Stock
     THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, The Registration Company of Bank Hapoalim Ltd., or its registered assigns (the “Holder”), is the registered owner of warrants to purchase up to 22,800,000 shares of Common Stock (the “Warrant Shares”) of TopSpin Medical, Inc., a Delaware corporation (“Company”), at a purchase price per share equal to NIS 1.1, linked to the Israeli representative rate of the US Dollar as of August 25, 2005. (the “Exercise Price”), and as may be adjusted pursuant to Section 3 below. This Warrant shall not be terminable by the Company prior to the Expiration Date. The maximum number of Warrant Shares so issuable under this Warrant Certificate is sometimes referred to as the “Aggregate Number” (as such number may be increased or decreased, as more fully set forth herein).
This Warrant is executed and delivered in connection with the initial public offering of the shares of Common Stock and Warrants (Series 1) of the Company pursuant to that certain prospectus dated August 25, 2005 filed by the Company with the Israeli Securities Authority Investment Agreement (the “Prospectus”). This Warrant shall be void and all rights represented hereby shall cease on the Expiration Date (as defined in Section 1 hereof).
     The Warrants are subject to the following provisions, terms and conditions:
1. Definitions. As used in this Warrant Certificate, unless the context otherwise requires, the following terms have the following respective meanings:
“Aggregate Number” shall have the meaning set forth in the first paragraph of the Warrant Certificate.
“Common Stock” shall mean the shares of common stock of the Company, currently provided for in the Certificate of Incorporation of the Company, and including, for all purposes hereunder, any other capital stock of the Company into which such shares of common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or like events.
“Expiration Date” shall mean the February 28, 2008.
“Person” shall mean an individual, corporation, partnership, trust or unincorporated organization, or other legal entity, or a government or any agency or political subdivision thereof.
2. Exercise; Issue of Certificates; Payment for Shares.
(a) The rights represented by this Warrant Certificate may be exercised at any time prior to the Expiration Date by Holder hereof, in whole or in part (but not as to fractional shares of Common Stock).
(b) This Warrant shall be exercisable by surrendering this Warrant Certificate to the Company at its principal office, and upon payment to the Company of the Exercise Price for the Warrant Shares being purchased.
(c) Certificates for the shares so purchased or a letter of allocation shall be delivered to Holder hereof within a reasonable time, not later than the end of the month following the month , after this Warrant Certificate shall have been so exercised, provided that 3 months have not passed since the completion of the public tender and unless the Warrants have expired. A new Warrant Certificate representing the number of shares, if any, with respect to which this Warrant Certificate shall not then have been exercised shall also be delivered to Holder hereof within such time.
3. Adjustments to Exercise Price.
The Exercise Price shall be adjusted to confer on the Holder the original economic benefit hereunder in the event of any increase or decrease in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, stock dividends, reclassifications, recapitalizations, consolidations or similar events, as described in the Prospectus.
4. Warrant Transferable. The transfer of this Warrant and all rights hereunder, in whole or in part, is registerable at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate. Each taker and holder of any Warrant, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes, and the Company shall not be affected by notice to the contrary.
5. Warrant Certificates Exchangeable for Different Denominations. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrant Certificates of like tenor representing in the aggregate the right to purchase the number of shares that may be purchased hereunder, each of such new Warrant Certificates to represent the right to purchase such number of shares as shall be designated by said holder at the time of such surrender; provided, however, that the new Warrant Certificates so issued do not include the rights to fractional shares.
IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as a deed by its duly authorized officer and this Warrant Certificate to be dated September 1, 2005.

TopSpin Medical, Inc.

By:	/s/ Erez Golan /s/ Eyal Kolka

Name and Title: Erez Golan, President and CEO and Eyal Kolka, CFO